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                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Tyco International Ltd. on Form S-4 of our report dated January 20, 1998, appearing in the Annual Report on Form 10-K of United States Surgical Corporation for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP
Stamford, Connecticut
July 14, 1998